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                                                                    EXHIBIT 1(g)


                                 NORTHERN FUNDS

              AMENDMENT NO. 6 TO AGREEMENT AND DECLARATION OF TRUST


                  WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust") provides that the Declaration may be amended to establish and designate new Series or Classes of Shares by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series or Classes;

                  NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust hereby:

                  (1) amend the Declaration by designating and establishing two additional Series and Classes of Shares ("Additional Series and Classes") to be known as the Initial Classes of the "Stock Index Fund" and "Florida Intermediate Tax-Exempt Fund," such Additional Series and Classes to have the relative rights and preferences set forth in
         Section 4.2(a) through (m) of the Declaration; and

                  (2) determine that pursuant to Section 7.3 of the Declaration the foregoing amendment shall be effective as of the date set forth below.


                  WITNESS our hands as of this 6th day of August, 1996.


/s/ Silas S. Cathcart                       /s/ Wesley M. Dixon, Jr.
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    Silas S. Cathcart                           Wesley M. Dixon, Jr.


/s/ James W. Cozad                          /s/ William J. Dolan, Jr.
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    James W. Cozad                              William J. Dolan, Jr.


/s/ Susan Crown                             /s/ Raymond E. George, Jr.
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    Susan Crown                                 Raymond E. George, Jr.